EXHIBIT 99.12

                   CONSENT OF PCLP (SOLE SHAREHOLDER OF PCFI)

                                 WRITTEN CONSENT
                           OF THE SOLE STOCKHOLDER OF
                            PRIME CABLE FUND I, INC.

        Section 228 of the Delaware General Corporation Law provides that unless otherwise provided by the Certificate of Incorporation, any action required by this chapter to be taken at any annual meeting of stockholders of a corporation or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Accordingly, pursuant to such statutory authority, the undersigned, being the sole stockholder of Prime Cable Fund I, Inc. (the "Corporation"), hereby consents to the adoption of the following resolutions by written consent:

                 RESOLVED,  that the form, terms and provisions of the Agreement and Plan of Merger (the "Plan of Merger"), to be entered into by the Corporation providing, among other things, for the merger of the Corporation with and into GCI Cable, Inc., an Alaska corporation, as the same was presented to, and explained to, the sole stockholder of the Corporation be, and the same hereby are, in all respects, approved.



Dated as of                    , 1996.

                                            SOLE STOCKHOLDER:

                                            PRIME CABLE LIMITED PARTNERSHIP

                                            By:     Prime Cable GP, Inc.
                                            Its:    General Partner



                                                    By:
                                                    Name:
                                                    Title:




                                                         REGISTRATION STATEMENT
                                                                         II-659